UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):  April 23, 2013

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53173	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Broadway, 6th Floor

Cambridge, MA 02139

(Address of principal executive offices) (Zip Code)

(617) 551-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 23, 2013 (the “Issuance Date”), Radius Health, Inc. (the “Company”) entered into a Series B Convertible Preferred Stock and Warrant Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company sold to F2 Bioscience III, L.P. and to several of the Company’s existing stockholders a total of 700,098 shares of the Company’s newly created Series B Convertible Preferred Stock, $0.0001 par value per share (the “Series B Stock”), at a price of $61.42 per share in cash, for aggregate proceeds to the Company of approximately $43 million.  In connection with the sale, the Company also issued, to the purchasers of such shares of Series B Stock, warrants (the “Warrants”) to purchase up to a total of 1,750,248 shares of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”).  The Warrants are exercisable at any time prior to April 23, 2018 at an exercise price of $6.142 per share.  The Purchase Agreement also contemplates the sale and issuance by the Company to one or more additional investors in one or more subsequent closings to occur at any time on or before May 10, 2013, of up to (i) an additional 279,902 shares of Series B Stock and (ii) Warrants to purchase up to an additional 699,752 shares of Common Stock.

On the Issuance Date, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations of Series B Convertible Preferred Stock (the “Series B Certificate”), which established, and set forth the rights, preferences and privileges of, the Series B Stock.  The Series B Certificate provides that, as to dividends (other than with respect to the payment of the Series A-5 Special Accruing Dividend (as defined in the Company’s existing Certificate of Designations of Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock, Series A-3 Convertible Preferred Stock, Series A-4 Convertible Preferred Stock, Series A-5 Convertible Preferred Stock and Series A-6 Convertible Preferred Stock filed by the Company with the Secretary of State of the State of Delaware on May 17, 2011, as amended from time to time (the “Series A-1 Certificate”)), which shall rank senior in payment to any other dividends payable on any and all shares of Series B Stock) and upon Liquidation (as defined in the Series B Certificate) or an Event of Sale (as defined in the Series B Certificate), each share of Series B Stock ranks senior to all shares of Series A-1 Stock, Series A-2 Stock, Series A-3 Stock, Series A-4 Stock, Series A-5 Stock and Series A-6 Stock (each as defined in the Series B Certificate) and senior to all shares of Common Stock and all other classes or series of stock not authorized by the Series B Certificate or the Series A-1 Certificate as of the Issuance Date, except as otherwise approved by the affirmative vote or consent of (i) the holders of at least 70% of the outstanding shares of Series B Stock (the “Series B Majority”) and (ii) the Senior Majority (as defined in the Series A-1 Certificate).

Each share of Series B Stock is convertible, at the option of the holder thereof, at any time, into shares of Common Stock at the then prevailing conversion price as determined in the Series B Certificate.  The initial conversion price of the Series B Stock is $6.142, resulting in an initial conversion rate of 10 shares of Common Stock for every 1 share of Series B Stock.  In addition, all shares of Series B Stock will be automatically converted into shares of Common Stock at the then effective conversion price if the Series B Majority elects to so convert the Series B Stock or on the date that the Common Stock becomes listed for trading on a national securities exchange.  The conversion price of the Series B Stock is subject to adjustment based on weighted average anti-dilution provisions set forth in the Series B Certificate.

The holders of shares of Series B Stock are  entitled to receive a per share dividend at the rate of 8% of the Series B Original Purchase Price (as defined in the Series B Certificate) per annum, compounding annually, and which will accrue on a daily basis, whether or not declared, commencing on the date of issuance of such share of Series B Stock.  Any dividends with respect to the Series B Stock shall be payable, at the sole discretion of the Board of Directors of the Company (the “Board”), in cash or by the issuance of a number of shares of Common Stock determined by the terms of the Series B Certificate, when as and if declared or paid by the Board and, as accrued, on any Liquidation or Event of Sale. Dividends with respect to the Series B Stock are payable in shares of Common Stock (calculated based upon the then effective conversion price), as accrued, upon the conversion of the Series B Stock into Common Stock.

In the event of any Liquidation or Event of Sale, the holders of shares of Series B Stock are entitled to receive a liquidation preference before any other Preferred Stockholders (as defined in the Series B Certificate) or other class or series of stock junior to the Series B Stock in an amount per share equal to the sum of (A) two (2) times the Series B purchase price, plus (B) an amount equal to any declared or accrued but unpaid dividends thereon as described above.

Each share of Series B Stock has the right to that number of votes per share as is equal to the number shares of Common Stock into which such share of Series B Stock is then convertible.

On the Issuance Date, the Company also entered into a Third Amended and Restated Stockholders’ Agreement (the “Amended Stockholders’ Agreement”) among the Company and its stockholders.  The Amended Stockholders’ Agreement amends and restates that certain Amended and Restated Stockholders’ Agreement, dated May 17, 2011, among the Company and the stockholder parties thereto (as amended, the “Prior Agreement”) and terminates in its entirety that certain Second Amended and Restated Stockholders’ Agreement, dated as of February 13, 2012, among the Company and the stockholder parties thereto (the “Prior Second Agreement”).  Together with the Series A-1 Certificate, the Amended Stockholders’ Agreement, provides, among other things, that the stockholder parties thereto agree to vote all shares of the Company’s capital stock held by them, in any vote concerning the election of members of the Board, as follows:

•                  to fix and maintain the number of directors on the Board at eight (8);

•                  for so long as any shares of Series A-1 Stock are outstanding, the holders of a majority of the shares of Series A-1 Stock outstanding, voting as a separate class, have the right to elect two (2) members of the Board;

•                  the G3 Holders (as defined in the Series A-1 Certificate), voting as a separate class, have the right to elect one (1) member of the Board, which shall be an individual designated by the Series B Majority; provided, however, that in order to be eligible to vote or consent with respect to the election of such member of the Board, a G3 Holder, together with members of such holder’s Group (as defined in the Amended Stockholders’ Agreement), must hold greater than twenty percent (20%) of the shares of Series A-1 Stock purchased under the Series A-1 Stock Purchase Agreement (as defined in the Series A-1 Certificate) by such G3 Holder and the members of such holder’s Group; and

•                  MPM Capital L.P., voting as a separate class, has the right to elect one (1) member of the Board by majority vote of the shares of Series A-1 Stock held by MPM Capital L.P.; provided that such member of the Board shall be an individual with particular expertise in the development of pharmaceutical products; and, provided, further, that in order to be eligible to vote or consent with respect to the election of such member of the Board, MPM Capital L.P., together with members of the MPM Group (as defined in the Amended Stockholders’ Agreement), must hold greater than twenty percent (20%) of the shares of Series A-1 Stock purchased under the Series A-1 Stock Purchase Agreement by MPM Capital L.P. and the members of the MPM Group.

The balance of the members of the Board are elected by the stockholders of the Company acting as a single class and voting on an as-converted basis.

In connection with the election of Owen Hughes and Morana Jovan-Embiricos as directors of the Company (as further described in Item 5.02 below), the Company entered into, effective as of the Issuance Date, an Indemnification Agreement, on the Company’s standard form of indemnification agreement, with each of Mr. Hughes and Dr. Jovan-Embiricos (collectively, the “Indemnification Agreements”) providing them certain rights of indemnification relating to their service as directors of the Company.

The Amended Stockholders’ Agreement also, among other things:

•                  provides rights for certain stockholders to participate in future equity financings of the Company;

•                  provides for demand and piggyback registration rights for certain stockholders, which replace the registration rights provisions in the Prior Agreement;

•                  sets forth a covenant pursuant to which each stockholder party thereto agrees not to sell, at any time prior to the listing of the Common Stock on a national securities exchange, any shares of the Company’s capital stock for a price that is less than $6.142 per share on an as-converted to Common Stock basis; and

•                  provides rights for certain stockholders to have observers participate in Board meetings.

The foregoing summaries of the Purchase Agreement, Warrants, Amended Stockholders’ Agreement, Series B Certificate, Series A-1 Certificate and Indemnification Agreements are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02.  Termination of a Material Definitive Agreement.

As discussed in Item 1.01 above, the Amended Stockholders’ Agreement amends and restates the Prior Agreement and terminates the Prior Second Agreement, in each case effective as of the Issuance Date.  The terms of the Prior Second Amendment are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 17, 2012, which description is incorporated herein by reference.  At the time of termination, the Prior Second Agreement was not yet effective, but was to become effective, pursuant to its terms, immediately prior to, and contingent upon, the automatic conversion of all of the preferred stock of the Company upon the listing of the Company’s common stock on a national securities exchange.  The Company and the requisite parties to the Prior Second Agreement desired to terminate the Prior Second Agreement given the restatement of the Prior Agreement effected by the Amended Stockholders’ Agreement.

Item 3.02.  Unregistered Sales of Equity Securities.

The foregoing descriptions regarding the shares of Series B Stock and Warrants issued pursuant to the Purchase Agreement are incorporated herein by reference to Item 1.01 above. The shares of Series B Stock and Warrants (and the shares of Common Stock issuable upon conversion or exercise, respectively, thereof) sold on the Issuance Date pursuant to the Purchase Agreement were issued by the Company under the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, as they were issued to accredited investors without a view to distribution, and were not issued through any general solicitation or advertisement.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Issuance Date, Jonathan Fleming resigned as a director of the Company and as a member of all committees of the Board on which he was then serving, effective as of immediately prior to the first closing of the sale of Series B Stock and Warrants contemplated by the Purchase Agreement (the “Initial Closing”).  Mr. Fleming’s resignation, effective as of the Issuance Date, did not involve any disagreement with the other Board members or with the Company’s management.

The Board, by unanimous written consent effective April 22, 2013, approved resolutions to:

•                  increase the total number of directors of the Company from seven (7) to eight (8); and

•                  elect each of Owen Hughes and Morana Jovan-Embiricos as a director of the Company, effective in each case upon the Initial Closing, to fill the vacancies in the membership of the Board resulting from such increase and from the anticipated resignation of Jonathan Fleming as a director.

The election by the Board of Mr. Hughes and Dr. Jovan-Embiricos as directors, which became effective as of the Issuance Date, was consistent with the stockholder voting obligations set forth in the Amended Stockholders’ Agreement.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

As referenced in Item 1.01 above, the Company filed the Series B Certificate with the Secretary of State of the State of Delaware on the Issuance Date.  The Series B Certificate amends the Company’s certificate of incorporation to authorize the Series B Stock.  The Series B Certificate sets forth the rights, preferences and privileges of the Series B Stock, which are summarized in Item 1.01 above and incorporated herein by reference to Item 1.01 above and to the copy of the Series B Certificate filed as an Exhibit to this Current Report on Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company submitted the Series B Certificate, the Amended Stockholders’ Agreement and the waiver of certain provisions of the Series A-1 Certificate and the Prior Agreement to the holders of shares of Series A-1 Stock, Series A-2 Stock and Series A-3 Stock for approval, by written consent, of the Senior Majority (as defined in the Series A-1 Certificate) and the Majority Investors (as defined in the Prior Agreement).  The holders of approximately 81% of the Series A-1 Stock, Series A-2 Stock and Series A-3 Stock, voting together as a single class, thereby constituting both the Senior Majority and the Majority Investors, approved such matters.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

See the Exhibit Index, which immediately follows the signature page hereof and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 25, 2013

Radius Health, Inc.

By:	/s/ B. Nicholas Harvey
Name: B. Nicholas Harvey
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

3.1

Certificate of Incorporation, as amended, including the Certificate of Designations of Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock, Series A-3 Convertible Preferred Stock, Series A-4 Convertible Preferred Stock, Series A-5 Convertible Preferred Stock and Series A-6 Convertible Preferred Stock filed by the Company with the Secretary of State of the State of Delaware on May 17, 2011, as amended, and the Certificate of Designations of Series B Convertible Preferred Stock filed by the Company with the Secretary of State of the State of Delaware on April 23, 2013

4.1	Third Amended and Restated Stockholders’ Agreement, dated April 23, 2013, by and among the Company and the stockholders party thereto

10.1	Series B Convertible Preferred Stock and Warrant Purchase Agreement, dated April 23, 2013, by and among the Company and the Investors listed therein

10.2	Form of Warrant to Purchase Shares of Common Stock issued by the Company to certain investors and attached schedule with details

10.3	Indemnification Agreement, dated April 23, 2013, by and between the Company and Owen Hughes

10.4	Indemnification Agreement, dated April 23, 2013, by and between the Company and Morana Jovan-Embiricos